EXHIBIT A

As of April 8, 2025

Roundhill Bitcoin Covered Call Strategy ETF

Roundhill S&P 500 0DTE Covered Call Strategy ETF

Roundhill Innovation-100 0DTE Covered Call Strategy ETF

Roundhill Daily 2X Long Magnificent Seven ETF

Roundhill GLP-1 & Weight Loss ETF

Roundhill S&P 500 Target 10 Managed Distribution ETF

Roundhill S&P 500 Target 20 Managed Distribution ETF

Roundhill Ether Covered Call Strategy ETF

Roundhill Small Cap 0DTE Covered Call Strategy ETF

Roundhill China Dragons ETF

Roundhill Daily 2X Long China Dragons ETF

Roundhill S&P 500 No Dividend ETF

Roundhill Uranium ETF

Roundhill AAPL WeeklyPayTM ETF

Roundhill AMD WeeklyPayTM ETF

Roundhill AMZN WeeklyPayTM ETF

Roundhill COIN WeeklyPayTM ETF

Roundhill GOOGL WeeklyPayTM ETF

Roundhill META WeeklyPayTM ETF

Roundhill MSFT WeeklyPayTM ETF

Roundhill PLTR WeeklyPayTM ETF

Roundhill NVDA WeeklyPayTM ETF

Roundhill TSLA WeeklyPayTM ETF

Roundhill Weekly T-Bill ETF

Roundhill Magnificent Seven Covered Call ETF

A-1